Exhibit 99.1

SS Innovations Announces Successful Completion of First Robotic Telesurgery Performed from the Company’s MantraM Mobile Robotic Telesurgery Unit

Marks another milestone in the Company’s mission to bring advanced surgical robotic care to underserved patient populations

Fort Lauderdale, FL – September 9, 2025 – SS Innovations International, Inc. (the “Company” or “SS Innovations”) (Nasdaq: SSII), a developer of innovative surgical robotic technologies dedicated to making robotic surgery affordable and accessible to a global population, today announced the successful completion of the first robotic telesurgery performed from the Company’s MantraM mobile robotic telesurgery unit (the “MantraM bus”). Dr. Priya Bhave Chittawar, Founder and Managing Director of Harmony Institute of Excellence in Reproductive Health (“HER Health”), guided a complex hysterectomy remotely from the MantraM bus utilizing the Company’s SSi Mantra surgical robotic system and seamlessly connecting to an operating room at HER Health in Bhopal, India.

(Dr. Priya Bhave Chittawar conducting the first robotic telesurgery performed from SS Innovations’ MantraM mobile robotic telesurgery unit.)

Dr. Sudhir Srivastava, Chairman of the Board and Chief Executive Officer of SS Innovations, commented, “We believe that our advanced, cost-efficient SSi Mantra surgical robotic system, proven telesurgery capabilities, and state-of-the-art MantraM mobile unit affords the ability to overcome traditional cost and distance hurdles, thereby enabling delivery of world-class surgical care to underserved patient communities. We are grateful for the support of the HER Health team and Dr. Chittawar, who successfully carried out the first robotic telesurgery performed from our MantraM bus, marking another important milestone in our mission to democratize access to top-tier surgical robotic care and expertise. The MantraM bus is designed to not only bring specialized care to patients in remote settings but also to facilitate immersive surgical robotic education and training for a wider range of physicians and other medical professionals regardless of their location.”

In July 2025, SS Innovations launched a MantraM bus tour across India to showcase the capabilities of its mobile robotic telesurgery unit and the SSi Mantra surgical robotic system. The tour has focused on visits to and demonstrations at hospitals, clinics, conferences, and medical colleges in India’s underserved communities.

(SS Innovations’ MantraM mobile robotic telesurgery unit on a stop during its 2025 tour across India.)

About SS Innovations

SS Innovations International, Inc. (Nasdaq: SSII) develops innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger segment of the global population. The Company’s product range includes its proprietary “SSi Mantra” surgical robotic system and its comprehensive suite of “SSi Mudra” surgical instruments, which support a variety of surgical procedures including robotic cardiac surgery. An American company headquartered in India, SS Innovations plans to expand the global presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions. Visit the Company’s website at ssinnovations.com or LinkedIn for more information and updates.

About the SSi Mantra

The SSi Mantra surgical robotic system is a user-friendly, modular, multi-arm system with many advanced technology features, including: 3 to 5 modular robotic arms, an open-faced ergonomic surgeon command center, a large 3D 4K monitor, a touch panel monitor for all patient related information display, a virtual real-time image of the robotic patient side arm carts, and the ability for superimposition of 3D models of diagnostic imaging. A vision cart provides the table-side team with the same magnified 3D 4K view as the surgeon to provide better safety and efficiency. The SSi Mantra utilizes over 40 different types of robotic endo-surgical instruments to support different specialties, including cardiac surgery. The SSi Mantra has been clinically validated in India in more than 100 different types of surgical procedures.

Forward Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations’ future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@theequitygroup.com

Devin Sullivan, Managing Director

T: (212) 836-9608

dsullivan@theequitygroup.com

Media Contact:

RooneyPartners LLC

Kate Barrette

T: (212) 223-0561

kbarrette@rooneypartners.com